[Larson, Allen, Weishair & Co., LLP Letterhead]

                              ACCOUNTANT'S CONSENT

To the Stockholders and Board of Directors of Pinnacle Foods, Inc.

We consent to the use of our Independent Auditor's Report dated May 5, 2000 and accompanying financial statements of Pinnacle Foods, Inc. for the year ended December 31, 1999. The Report will be included in the Form 10-SB, which is to be filed with the Securities and Exchange Commission for Pinnacle Foods, Inc.


/s/  Larson, Allen, Weishair & Co., LLP

Larson, Allen, Weishair & Co., LLP
Certified Public Accountants
Blue Bell, Pennsylvania
January 25, 2001



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